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                                                                    EXHIBIT 10.3

                      NON-QUALIFIED STOCK OPTION AGREEMENT
                             (NON-EMPLOYEE DIRECTOR)

      This document sets forth the terms of a Stock Option (the "Option") granted by Noven Pharmaceuticals, Inc., a Delaware corporation (the "Company"), pursuant to a Certificate of Stock Option Grant ("Certificate") displayed at the website of AST StockPlan, Inc. The Certificate, which specifies the person to whom the Option is granted ("Grantee") and other specific details of the grant, and the electronic acceptance of the Certificate at the website of AST StockPlan, Inc., are incorporated herein by reference.

                                   BACKGROUND

      A. Grantee is a non-employee director of the Company.

      B. In consideration of services to be performed, Company desires to afford Grantee an opportunity to purchase shares of its common stock in accordance with Company's 1999 Long-Term Incentive Plan (the "Plan") as hereinafter provided.

      C. Any capitalized terms not otherwise defined herein shall have the meaning accorded them under the Plan.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties, hereto, intending to be legally bound, agree as follows:

1. Grant of Option. Subject to the terms and conditions of the Plan and this Option, Company hereby grants to Grantee the right and option (the "Option") to purchase all or any part of the aggregate number of shares (the "Option Shares") of the common stock of Company, par value $.0001 per share ("Common Stock") specified on the Certificate at the grant price listed in the Certificate (the "Option Price"). The Option is not intended to constitute an "incentive stock option" as that term is used in Code section 422.

2. Option Period. The Option may be exercised in accordance with the provisions of Paragraphs 3, 4 and 5 hereof during the Option Period, which shall begin on the Grant Date specified in the Certificate and shall end on the Option Expiration Date (as defined in paragraph 4). All rights to exercise the Option shall terminate on the Option Expiration Date.

3. Exercisability. Subject to the limitations of the Plan and this Option, the Option shall be exercisable according to the vesting schedule specified on the Certificate. An installment of this Option shall not become exercisable on the otherwise applicable vesting date if the Grantee's Date of Termination (as defined in paragraph 8) occurs on or before such vesting date. Notwithstanding the foregoing provisions of this paragraph 3, the Option shall become exercisable with respect to all of the Option Shares (to the extent it is not then otherwise exercisable) as follows:

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Non-Qualified Stock Option Agreement

      A. The Option shall become fully exercisable upon the Grantee's Date of Termination, if the Grantee's Date of Termination occurs by reason of the Grantee's death or Disability.

      B. The Option shall become fully exercisable upon a Change in Control (as defined in the Plan), if the Grantee's Date of Termination does not occur on or before the Change in Control.

The Option may be exercised on or after the Date of Termination only as to that portion of the Option Shares as to which it was exercisable immediately prior to the Date of Termination, or as to which it became exercisable on the Date of Termination in accordance with this paragraph 3.

4. Expiration. The Option Period shall terminate and this Option shall not be exercisable after the Company's close of business on the last business day that occurs prior to the Option Expiration Date. The "Option Expiration Date" shall be the earliest to occur of:

      A. the Option Expiration Date specified on the Certificate;

      B. if the Grantee's Date of Termination occurs by reason of death, Disability or Retirement, the one-year anniversary of such Date of Termination; or

      C. the Grantee's Date of Termination, if the Grantee's Date of Termination occurs for any of the reasons specified in clause (a) of Section 9A of this Option; or

      D. if the Grantee's Date of Termination occurs for reasons other than death, Disability, Retirement, or the reasons specified in C above, the 90 day anniversary of such Date of Termination.

5. Method of Option Exercise. Subject to this Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Company's close of business on the last business day that occurs prior to the Option Expiration Date. Such notice shall specify the number of shares of Common Stock which the Grantee elects to purchase, and shall be accompanied by payment of the Option Price for such shares of Common Stock indicated by the Grantee's election. Payment shall be by cash or by check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised: (i) all or a portion of the Option Price may be paid by the Grantee by delivery of shares of Common Stock owned by the Grantee and acceptable to the Committee having an aggregate fair market value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) the Grantee may pay the Option Price by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the

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Non-Qualified Stock Option Agreement

sale proceeds to pay the entire Option Price and any tax withholding resulting from such exercise. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Common Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules or regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

6. Withholding. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Grantee, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Common Stock which the Grantee already owns, or to which the Grantee is otherwise entitled under the Plan.

7. Transferability. Except as otherwise provided in the Plan or this paragraph 7, the Option is not transferable other than as designated by the Grantee by will or by the laws of descent and distribution, and during the Grantee's life, may be exercised only by the Grantee. However, the Grantee, with the approval of the Committee, may transfer the Option for no consideration to or for the benefit of the Grantee's Immediate Family (including, without limitation, to a trust for the benefit of the Grantee's Immediate Family or to a partnership or limited liability company of which only one or more members of the Grantee's Immediate Family hold an interest), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Option. The term "Immediate Family" shall mean the Grantee's spouse, parents, children, sisters, brothers and grandchildren (whether by blood, marriage or adoption) and, for this purpose, shall also include the Grantee.

8. Definitions. For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

      A. Date of Termination. The Grantee's "Date of Termination" shall be the first day occurring on or after the Grant Date on which the Grantee is not serving as a director or employee of the Company or any Subsidiary, regardless of the reason for the termination of service; provided, however, that a "Date of Termination" shall not be deemed to occur by reason of Grantee ceasing to be an Outside Director of the Company but continuing thereafter without interruption to serve as an employee of the Company or any of its Subsidiaries; provided further, however, that if Grantee thereafter ceases to serve as an employee of the Company and its Subsidiaries without immediately resuming service to the Company as an Outside Director then

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Grantee's "Date of Termination" shall be the first day on which Grantee no longer serves as an employee of the Company or any of its Subsidiaries.

      B. Disability. Except as otherwise provided by the Committee, the Grantee shall be considered to have a "Disability" during the period in which the Grantee is unable, by reason of a medically determinable physical or mental impairment, to engage in Grantee's duties as a director of the Company, which condition has, or, in the opinion of an independent physician selected by the Committee, is expected to have, a duration of not less than 120 days.

      C. Retirement. "Retirement" of the Grantee shall mean, with the approval of the Committee, the occurrence of the Grantee's Date of Termination on or after the date the Grantee attains age 55.

      D. Plan Definitions. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

9. Forfeiture Provisions.

      A. Forfeiture of option gain and unexercised options in certain circumstances. If (a) Grantee's Date of Termination occurs during the twelve months following any exercise of all or any portion of this Option by reason of Grantee engaging in any activity in violation of any non-competition, confidentiality or other duty or obligation Grantee has to the Company, or that is otherwise inimical, contrary or harmful to the interests of the Company, including, but not limited to: (i) conduct related to Grantee's employment which could result in either criminal or civil penalties against Grantee or the Company, (ii) violation of the Company's policies, including, without limitation, the Company's insider trading policy, (iii) Grantee's accepting employment with or serving as a consultant, advisor or in any other capacity to any other person or entity which or who is not in competition with or known to Grantee to be acting against the interests of Company without Company's prior written consent, or (iv) proposing, whether publicly or otherwise, or engaging in (whether as a member of a group or otherwise) any of the activities specified in clauses (b) through (j) of Item 4 of Schedule 13D under the Exchange Act without the prior written consent of Company or (b) during the twelve months after Grantee's Date of Termination Grantee violates any non-competition, confidentiality or other duty or obligation Grantee has to the Company then (1) this Option shall be deemed to have terminated effective as of the earlier of
(A) the Grantee's Date of Termination and (B) the date on which Grantee entered into such activity, unless terminated sooner by operation of another term or condition of this Option or the Plan, and (2) Grantee shall pay to Company the amount of any gain realized or payment received as a result of the exercise of this Option during such twelve month period, as applicable.

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Non-Qualified Stock Option Agreement

      B. Right of Set-Off. By accepting this agreement, Grantee consents to a deduction from any amounts the Company owes Grantee from time to time (including amounts owed to Grantee as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to Grantee by the Company), to the extent of the amounts Grantee owes the Company under paragraph A above. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount Grantee owes it, calculated as set forth above, Grantee agrees to pay immediately the unpaid balance to the Company.

      C. Committee Discretion. Grantee may be released from Grantee's obligations under paragraphs A and B above only if the Committee (or its duly appointed agent) determines in its sole discretion that such action is in the best interests of the Company.

10. Heirs and Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights exercisable by the Grantee or benefits deliverable to the Grantee under this Agreement have not been exercised or delivered, respectively, at the time of the Grantee's death, such rights shall, subject to the terms of the Plan and this Option, be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Grantee in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Grantee fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Grantee, any rights that would have been exercisable by the Grantee and any benefits distributable to the Grantee shall be exercised by or distributed to the legal representative of the estate of the Grantee. If a deceased Grantee designates a beneficiary but the Designated Beneficiary dies before the Designated Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

11. Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in a committee of the Company's Board of Directors (the "Committee"), and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

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12. Plan Governs. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Grantee from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. By accepting this Agreement, the Grantee acknowledges receipt of a copy of the Plan and of the most recent Prospectus relating to the Plan.

13. Not An Employment Contract. The Option will not confer on the Grantee any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Grantee's employment or other service at any time.

14. Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Grantee, at the Grantee's address indicated by the Company's records, or if to the Company, at the Company's principal executive office.

15. Fractional Shares. In lieu of issuing a fraction of a share upon any exercise of the Option, resulting from an adjustment of the Option pursuant to paragraph 14 of the Plan or otherwise, the Company will be entitled to pay to the Grantee an amount equal to the fair market value of such fractional share.

16. No Rights As Shareholder. The Grantee shall not have any rights of a shareholder with respect to the Option Shares, until a stock certificate has been duly issued following exercise of the Option as provided herein.

17. Amendment. This Agreement may be amended by written agreement of the Grantee and the Company, without the consent of any other person.

18. Law Governing. This Option shall be governed in accordance with and governed by the internal laws of the State of Florida.

19. Receipt of Plan. Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Grantee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel and Grantee's tax advisor prior to accepting this Option, and fully understands all provisions of the Plan and this Option.

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20. Acknowledgement of Grantee. As a material inducement to Company to grant the
Option to Grantee, Grantee represents and warrants to the Company that Grantee is not now in violation and has not at any time violated any non-competition, confidentiality or other duty or obligation Grantee has to the Company.

      IN WITNESS WHEREOF, the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

                                        NOVEN PHARMACEUTICALS, INC.

                                        By: ____________________________
                                        Robert C. Strauss
                                        President and Chief Executive Officer

                                        GRANTEE

                                        (Acceptance designated electronically at the website of AST StockPlan)

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